UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934.

Date of Report (Date of Earliest Event Reported): May 24, 2002

NETRO CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 000-26963

Delaware (State of incorporation)	77-0395029 (IRS Employer Identification No.)

3860 North First Street, San Jose, CA 95134
(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 216-1500

Item 4. Changes in Registrant’s Certifying Accountant
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
Signatures
EXHIBIT INDEX
Exhibit 16.1
Exhibit 99.1

Item 4. Changes in Registrant’s Certifying Accountant

On May 24, 2002, Netro Corporation (the “Company”) dismissed its independent auditors, Arthur Andersen LLP (“Arthur Andersen”), who had provided auditing services in addition to providing advice on Federal, State and Local tax matters to the Company for eight years. After an evaluation of services provided by a number of independent accounting firms as well as their knowledge of the industry, the Company’s Audit Committee and full Board of Directors has decided to engage PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as their independent accountants effective as of May 24, 2002.

Arthur Andersen’s reports on the financial statements of the Company for each of the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the Company’s two most recent fiscal years and through the date of this report, the Company has had no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen would have caused them to make reference thereto in their report on the financial statements of the Company for such years. During the Company’s two most recent fiscal years and through the date of this report, the Company has had no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has requested that Arthur Andersen furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated May 28, 2002 is filed as Exhibit 16 to this Form 8-K.

During the two most recent fiscal years and through the date of this report, the Company has not consulted with PricewaterhouseCoopers on items which (1) concerned the application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (2) concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Item 304(a)(2) Regulation S-K).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

Exhibit Number	Description

16.1	Letter of Arthur Andersen LLP regarding change in independent auditor
99.1	Press Release dated May 29, 2002

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Netro Corporation

Date: May 31, 2002	By:	/S/ Sanjay K. Khare

Sanjay K. Khare Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter of Arthur Andersen LLP regarding change in independent auditor
99.1	Press Release dated May 29, 2002